Exhibit (J)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Service Providers", "Experts" and "Financial Highlights" (Appendix C) in the Registration Statement on Form N-14 under the Securities Act of 1933 of Ultimus Managers Trust and the incorporation by reference therein of our report dated December 10, 2015 with respect to the financial statements of Stralem Equity Fund included in its Annual Report on Form N-CSR for the year ended October 31, 2015 filed with the Securities and Exchange Commission.

New York, New York
July 26, 2016